Exhibit 31.2

Certification of Principal Financial Officer

I, James Guerra, certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Lightbridge Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 17, 2014

/s/ James Guerra
James Guerra, Principal Financial and Accounting Officer